UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ZENDESK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following Slack Post was shared with employees of Zendesk, Inc. on July 25, 2022 in connection with that certain Agreement and Plan of Merger, dated as of June 24, 2022, by and among, Zendesk, Inc., Zoro BidCo, Inc., and Zoro Merger Sub, Inc.:

From: Mikkel
Channel: zendesk-announce
Date/Time: Monday, July 25 (following proxy filing)

Earlier today we filed our preliminary proxy related to the proposed acquisition of Zendesk. This is an important step in the process of completing the vote of our shareholders, which is a critical condition to closing the transaction.

The proxy is intended to give our shareholders the necessary information for them to make a decision on whether to vote for the acquisition. It provides a lot of background about the events and circumstances that led to us completing the Agreement and Plan of Merger that we entered into with the investor group led by Permira and Hellman & Friedman. In addition to other important information, it also includes a summary of the conclusions reached by the Board in order to recommend that our shareholders vote in favor of the transaction.

As a next step, the Securities and Exchange Commission (SEC) will determine if they will review and comment on the proxy. If they do so, that will start a process that could take several weeks or months. Once we’ve completed any necessary review with the SEC (or if they choose not to review the preliminary proxy), we will proceed to file a “definitive” proxy and be able to schedule the special meeting of shareholders to vote on the acquisition.

Our hope is that the proxy gives everyone important context for discussions we’ve had and will continue to have about setting up Zendesk to continue to drive long term growth and create value for all our stakeholders: shareholders, employees and customers. Taking time to read the proxy, and later this week our quarterly results in our earnings release and Form 10-Q quarterly report, and having robust discussions with your manager and team will help all of us better align on current business conditions.

At our next Town Hall in August you’ll hear directly from Hellman & Friedman and Permira about why they are so excited for the opportunity at Zendesk and what we can do together. See you then.

Forward-Looking Statements

This communication contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, progress toward its long-term financial objectives, and the proposed transaction. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) Zendesk’s ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (ii) the intensely competitive market in which Zendesk operates; (iii) the development of the market for software as a service business software applications; (iv) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; (v) Zendesk’s ability to effectively market and sell its products to larger enterprises; (vi) Zendesk’s ability to develop or acquire and market new products and to support its products on a unified, reliable shared services platform; (vii) Zendesk’s reliance on third-party services, including services for hosting, email, and messaging; (viii) Zendesk’s ability to retain key employees and attract qualified personnel, particularly in the primary regions Zendesk operates; (ix) Zendesk’s ability to effectively manage its growth and organizational change, including its international expansion strategy; (x) Zendesk’s expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (xi) Zendesk’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (xii) real or perceived errors, failures, or bugs in Zendesk’s products; (xiii) potential service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xiv) Zendesk’s ability to securely maintain customer data and prevent, mitigate, and respond effectively to both historical and future data breaches; (xv) Zendesk’s ability to comply with privacy and data security regulations; (xvi) Zendesk’s ability to optimize the pricing for its solutions; (xvii) other adverse changes in general economic or market conditions; and (xviii) known and unknown risks, uncertainties, and other factors related to the proposed transaction, including: the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that Zendesk stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Zendesk’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Zendesk to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of Zendesk.

The forward-looking statements contained in this communication are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2021. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the SEC from time to time, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Zendesk. In connection with the proposed transaction, Zendesk has filed with the SEC a preliminary proxy statement on Schedule 14A. The definitive proxy statement (the “Proxy Statement”) will be mailed to Zendesk’s stockholders when available. This communication is not a substitute for the Proxy Statement or for any other document that Zendesk may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to Zendesk’s stockholders for their consideration. Before making any voting decision, Zendesk’s stockholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Zendesk’s stockholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Zendesk, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Zendesk, Inc., 989 Market Street, San Francisco, CA 94103, Attention: Investor Relations, email: ir@zendesk.com, or from Zendesk’s website www.zendesk.com.

Participants in the Solicitation

Zendesk and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Zendesk’s directors and executive officers is available in Zendesk’s proxy statement on Schedule 14A for the 2022 annual meeting of stockholders, which was filed with the SEC on July 11, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.